Exhibit 99.1

             Critical Therapeutics Announces Decision to
                 Discontinue Clinical Trial of CTI-01

    LEXINGTON, Mass.--(BUSINESS WIRE)--March 15, 2006--Critical Therapeutics, Inc. (Nasdaq: CRTX), a biopharmaceutical company focused on the discovery, development and commercialization of products for respiratory, inflammatory and critical care diseases, today announced it has decided to discontinue the Phase II clinical trial of CTI-01, an anti-inflammatory compound.
    The decision to discontinue the trial was based on stability issues that potentially could affect the integrity of clinical drug supplies currently at sites. The Company is undertaking an evaluation of those issues. No significant safety concerns have been identified in the trial to date.
    Of the 150 planned patients, 102 patients have received study medication. The Company will analyze the safety and efficacy data from these patients and expects to report results later this year. Once the Company completes its analyses of the safety and efficacy data, as well as its evaluation of the stability issues, it will determine what steps will be taken with regard to future clinical trials of CTI-01.
    "We believe that with 102 patients enrolled, we can still gain valuable information about the activity of the compound in a high risk patient population that will enable us to determine appropriate next development steps," said Walter Newman, Senior Vice President of Research and Development.
    The double-blind, randomized, placebo-controlled, parallel-group clinical trial was designed to determine the safety and efficacy of CTI-01 in patients at risk of complications, including organ damage, while undergoing cardiac surgery involving the use of the cardiopulmonary bypass machine.

    About Critical Therapeutics

    Critical Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of products for respiratory, inflammatory and critical care diseases. The Company owns worldwide rights to the asthma drug ZYFLO(R) (zileuton tablets), as well as other formulations of zileuton. ZYFLO is the only 5-lipoxygenase inhibitor approved for marketing by the U.S. Food and Drug Administration. The Company's commercialization efforts for ZYFLO are carried out by its 80-person specialty sales force. Critical Therapeutics also is developing treatments directed toward the severe inflammatory response in acute diseases and conditions that lead to admission to the emergency room or intensive care unit, and acute exacerbations of other chronic diseases that frequently lead to hospitalization. For more information, please visit www.crtx.com.

    Forward-Looking Statements

    Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, Inc., including, without limitation, statements regarding the potential cause or effects of stability issues regarding clinical supplies of CTI-01; the safety and efficacy of CTI-01; the availability of results from the Phase II clinical trial of CTI-01; future clinical development plans for CTI-01; the progress and timing of our drug development programs and related trials; and all other statements that are not purely historical in nature, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "would" and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties relating to: conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; and our ability to obtain, maintain and enforce patent and other intellectual property protection for ZYFLO, our drug candidates and our discoveries. These and other risks are described in greater detail under Item 1A "Risk Factors" in our most recent Annual Report on Form 10-K and other filings that we make with the Securities and Exchange Commission (SEC). If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
    In addition, the statements in this release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

    ZYFLO(R) is a registered trademark of Critical Therapeutics, Inc.

    CONTACT: Critical Therapeutics, Inc.
             Linda S. Lennox, 781-402-5708
             Senior Director, Investor & Media Relations llennox@crtx.com